Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended March
As Reported (See Notes)	2013	2012	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	43,570	41,524	4.9%

Total Retail Sales-	37,075	36,258	2.3%	(0.9)%
Residential	12,346	11,404	8.3%	(0.9)%
Commercial	12,101	11,957	1.2%	0.4%
Industrial	12,399	12,667	(2.1)%	(2.1)%
Other	229	230	(0.4)%	(0.7)%

Total Wholesale Sales	6,495	5,266	23.3%	N/A

Notes
* Also reflects reclassification of January 2012 KWH sales among customer classes consistent with actual advanced meter data. Use of actual advanced meter data was implemented during the first quarter of 2012.

- Certain prior year data has been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.